Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of PLAYSTUDIOS, Inc. (f/k/a Acies Acquisition Corp.) on Form S-8 of our report dated March 25, 2021, except for the effects of the restatements discussed in Note 2, 2A, 7 and 9 as to which the date is May 10, 2021, which includes an explanatory paragraph as to Acies Acquisition Corp’s (now known as PLAYSTUDIOS, Inc.) ability to continue as a going concern, with respect to our audit of the financial statements of Acies Acquisition Corp. (now known as PLAYSTUDIOS, Inc.) as of December 31, 2020 and for the period from August 14, 2020 (inception) through December 31, 2020, which report appears in the Annual Report on Form 10-K and 10-K/A, which is part of this Registration Statement. We were dismissed as auditors on June 23, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference in such Registration Statement for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP
New York, NY
August 25, 2021